     As filed with the Securities and Exchange Commission on April 28, 1997
                                                   REGISTRATION NO. 333-24769

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                AMENDMENT NO. 1

                                      TO

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               -----------------


                                TURBOCHEF, INC.
             (Exact Name of Registrant as Specified in its Charter)

         DELAWARE                                           48-1100390
(State or other jurisdiction of incorporation)         (I.R.S. employer
                                                     identification number)

                         10500 METRIC DRIVE, SUITE 128
                              DALLAS, TEXAS 75243
                                (214) 341-9471
   (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                              ------------------

                                PHILIP R. MCKEE
                                TURBOCHEF, INC.
                         10500 METRIC DRIVE, SUITE 128
                              DALLAS, TEXAS 75243
                                 (214) 341-9471
  (Address, including zip code, and telephone number, including area code, of agent for service)
                              ------------------



                                   Copies to:

                          WILLIAM W. MEIER, III, ESQ.
                     HENRY, MEIER, JONES & JOHNSON, L.L.P.
                        1700 PACIFIC AVENUE, SUITE 2700
                              DALLAS, TEXAS 75201
                           TELEPHONE: (214) 954-9700
                           FACSIMILE: (214) 954-9701

                              ------------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the Registration Statement becomes effective.


  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_] ______________.

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering: [_] _________________.

  If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [_]

____________________________

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

          The estimated expenses to be incurred in connection with the offering and sale of the Common Stock covered by this Registration Statement, all of which have been or will be paid by the Company, are as follows:


SEC registration fee.....................................   $   3,090

Printing and engraving expenses..........................      20,000

Legal fees and expenses..................................      14,500

Accounting fees and expenses.............................       2,250

Miscellaneous............................................         *
                                                            -----------

      TOTAL                                                 $  39,840
                                                            ===========

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has authorized this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned in the City of Dallas, Texas on April 28, 1997.



                                         TURBOCHEF, INC.


                                         By: /s/ Philip R. McKee
                                             ----------------------------------
                                             Philip R. McKee
                                             President, Chief Executive Officer
                                             and Director

     In accordance with the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated:

       Name                        Title                          Date
       ----                        -----                          ----


          *             Chairman of the Board and           April 28, 1997
----------------------  Director
Jeffrey B. Bogatin


/s/ Philip R. McKee     President, Chief Executive Officer  April 28, 1997
----------------------  and Director (Principal Executive
Philip R. McKee         Officer)

          *             Executive Vice President-Chief      April 28, 1997
----------------------  Financial Officer (Principal
Dennis J. Jameson       Financial Officer)


          *             Director                            April 28, 1997
----------------------
Donald J. Gogel


          *             Director                            April 28, 1997
----------------------
Joseph F. Fogliano


By: /s/ Philip R. McKee
    -------------------
    Philip R. McKee
    Agent and
     Attorney-in-Fact


                                      II-6